Exhibit 28 (a) (1) under Form N-1A

Exhibit 3 (i) under Item 601/Reg. S-K

STATE of DELAWARE

CERTIFICATE of TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

• First: The name of the trust is: Federated Core Trust III

• Second: The name and address of the Registered Agent in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

• Third: The Statutory Trust is or will become, prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended. (15 U.S.C. §§ 80-a-1 et seq.).

• Fourth: (Insert any other information the trustees determine to include therein.)

None

IN WITNESS WHEREOF, the Trustee named below does hereby execute this Certificate of Trust as of the 29th day of August, 2007.

By: /s/ J. Christopher Donahue____

Trustee(s)

Name: J. Christopher Donahue

Typed or Printed

Delaware Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FEDERATED CORE TRUST III", CHANGING ITS NAME FROM "FEDERATED CORE TRUST III" TO "FEDERATED HERMES CORE TRUST III", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 2020, AT 12:02 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SIXTH DAY OF JUNE, A.D. 2020.

4414927 8100

SR# 20205875777

You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 203177956

Date: 06-25-20

FIRST AMENDMENT

TO THE CERTIFICATE OF TRUST OF FEDERATED CORE TRUST III

Effective June 26. 2020

Delete the first sentence of Article I, Section 1.1 Name and replace with the following:

1.1 Name. This Trust shall be known as the "Federated Hermes Core Trust III" and the Trustees shall conduct the business of the Trust under that name, or any other name or names as they may from time to time determine.

The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Certificate of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February, 2020, to become effective on 26th day of June, 2020.

WITNESS the due execution hereof this 24th of June, 2020

FEDERATED CORE TRUST III

Isl J. Christopher Donahue. Trustee

J. Christopher Donahue, Trustee